      As filed with the Securities and Exchange Commission on May 19, 1994
                                                   Registration No. 33-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                                    CRANE CO.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    13-1952290
  (State or other jurisdiction of                    (I.R.S. Employer
  incorporation or organization)                    Identification No.)
                            100 FIRST STAMFORD PLACE
                          STAMFORD, CONNECTICUT  06902
                                 (203) 363-7300
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                  PAUL R. HUNDT
                         VICE PRESIDENT, GENERAL COUNSEL
                                  AND SECRETARY
                                    CRANE CO.
                            100 FIRST STAMFORD PLACE
                          STAMFORD, CONNECTICUT  06902
                                 (203) 363-7300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                                 ALAN DEAN, ESQ.
                              DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK  10017
                                 ---------------

       Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.        / /

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.    /X/
                         CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------
                                                  PROPOSED           PROPOSED
                                                   MAXIMUM           MAXIMUM           AMOUNT OF
    TITLE OF EACH CLASS OF      AMOUNT BEING   OFFERING PRICE        AGGREGATE        REGISTRATION
 SECURITIES BEING REGISTERED   REGISTERED(1)     PER UNIT(2)    OFFERING PRICE(1)(2)      FEE
- ---------------------------------------------------------------------------------------------------
 Debt Securities . . . . . .    $300,000,000        100%            $300,000,000        $103,449
- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------

(1) Or, if any Debt Securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $300,000,000.
(2) Exclusive of accrued interest, if any. Estimated solely for the purpose of calculating the registration fee.

                              --------------------

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

       Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS (Subject to Completion)
Issued May 19, 1994

                                  $300,000,000

                                    CRANE CO.

                                 DEBT SECURITIES

                                 ---------------

     Crane Co. (the "Company" or "Crane") may offer from time to time, in one or more series, senior debt securities (the "Senior Securities") and/or subordinated debt securities (the "Subordinated Securities"), each of which will be a direct, unsecured obligation of the Company and offered to the public on terms determined at the time of sale (the Senior Securities and the Subordinated Securities being herein referred to collectively as the "Debt Securities"). The Company may sell Debt Securities for proceeds of up to $300,000,000 directly, through agents designated from time to time, through dealers or through underwriters also to be designated. See "Plan of Distribution."

     The specific terms of the Debt Securities, including, where applicable, the designation, aggregate principal amount, denominations, purchase price, maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, any terms for mandatory or optional redemption, any terms for sinking fund payments, any listing on a securities exchange and any other specific terms in connection with the sale of the Debt Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement") and Pricing Supplement, if any.

                                 ---------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------


                  The date of this Prospectus is May 19, 1994.

          NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY DEBT SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), all of which may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Such material can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, where the Company's Common Stock is listed.

          This Prospectus constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus and the accompanying Prospectus Supplement omit certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Debt Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, where a copy of such document has been filed as an exhibit to the Registration Statement or otherwise has been filed with the Commission, reference is made to the copy so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The following documents previously filed by the Company with the Commission (File No. 1-1657) are incorporated by reference into this Prospectus.


          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

          2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994.

          3. The Company's Current Reports on Form 8-K filed January 12, 1994 (as amended by Form 8-K-A filed January 26, 1994), filed March 31, 1994 (as amended by Form 8-K-A filed May 2, 1994), filed
               May 12, 1994 (as amended by Form 8-K-A filed May 12, 1994) and filed May 18, 1994.


          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference herein (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Such requests should be directed to Secretary, Crane Co., 100 First Stamford Place, Stamford, Connecticut 06902 (telephone (203) 363-7300).

                                   THE COMPANY

          The Company is a diversified manufacturer of engineered industrial products, serving niche markets in aerospace, fluid handling, automatic merchandising and the construction industry. The Company's Wholesale Distribution segment serves the building products markets and industrial customers. The Company's strategy is to maintain a balanced business mix and to focus on niche businesses where it can obtain a significant market position building on its strength in special engineered, light-to-medium manufacturing and distribution, while reducing its reliance on highly capital-intensive and cyclical businesses.

          The Company was reincorporated in the state of Delaware in 1985 as the successor to an Illinois corporation which traced its origins to 1855. The Company's principal executive offices are located at 100 First Stamford Place, Stamford, Connecticut 06902, and its telephone number is (203) 363-7300.


                                 USE OF PROCEEDS

          Except as otherwise provided in the Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be used to repay outstanding borrowings and for working capital and general corporate purposes, which may include acquisitions. While the Company regularly evaluates acquisition candidates and conducts preliminary discussions, the Company is not currently involved in any negotiations with respect to, and has no agreement or understanding regarding, any such acquisition.


                       RATIOS OF EARNINGS TO FIXED CHARGES

          The following table sets forth the ratio of earnings to fixed charges for the Company for each of the five years ended December 31, 1993 and for the three months ended March 31, 1994. For the purpose of calculating such ratio, "earnings" consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest). "Fixed charges" consist of interest expense, one-third of rental expense (which approximates the interest factor) and capitalized interest.

                                                      Three Months
                                                          Ended
               Year Ended December 31,                  March 31,
     --------------------------------------------     ------------
     1989      1990      1991      1992      1993         1994
     ----      ----      ----      ----      ----         ----
     4.42      5.36      5.04      2.90      5.73         3.70

                         DESCRIPTION OF DEBT SECURITIES

       The Senior Securities will be issued under an Indenture dated as of April 1, 1991 (the "Senior Indenture") between the Company and The Bank of New York, as Trustee (the "Senior Trustee"), and the Subordinated Securities will be issued under an Indenture (the "Subordinated Indenture") between the Company and The First National Bank of Chicago, as Trustee (the "Subordinated Trustee").
The Senior Indenture and the form of Subordinated Indenture (collectively the "Indentures") are filed as exhibits to the Registration Statement and are also available for inspection at the office of the respective Trustee. The following statements are subject to the detailed provisions of the Indentures including the definitions therein of certain terms which are not otherwise defined in this Prospectus. Section references are to both Indentures unless otherwise indicated. Wherever particular provisions of the Indentures are referred to, such provisions are incorporated by reference as part of the statements made and the statements are qualified in their entirety by such reference. The Indentures are substantially identical, except for certain covenants of the Company contained in the Senior Indenture and provisions relating to subordination contained in the Subordinated Indenture.

GENERAL

       The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provide that the Debt Securities may be issued from time to time in one or more series. All Senior Securities will be direct, unsecured and unsubordinated obligations of the Company and will rank equally with any other unsecured and unsubordinated obligations of the Company for borrowed money. All Subordinated Securities will be direct, unsecured obligations of the Company and will be subordinated to the prior payment in full of all Senior Indebtedness (which term includes the Senior Securities) of the Company described below under "Provisions Applicable Solely to Subordinated Securities - Subordination." Except as described under "Provisions Applicable Solely to Senior Securities," the Indentures do not limit other indebtedness or securities which may be incurred or issued by the Company or any of its subsidiaries or contain financial or similar restrictions on the Company or any of its subsidiaries.

       The Company's source of payment of the Debt Securities is revenues from operations conducted directly by it and cash distributions from its subsidiaries. Because a substantial majority of the Company's consolidated assets and a significant portion of its earnings are accounted for by its subsidiaries, the Company's cash flow and the consequent ability to service its debt (including the Debt Securities) are dependent upon the earnings of such subsidiaries and other companies in which the Company has investments and the distribution of those earnings to the Company. To the extent the Company must rely on earnings of its subsidiaries and other companies in which it has an investment to pay amounts owed on the Debt Securities, the Debt Securities will effectively be subordinated to all liabilities, including trade payables, of the Company's subsidiaries and such other companies, except to the extent that the Company's claims as a creditor of such companies may be recognized.

       The Prospectus Supplement which accompanies this Prospectus shall set forth where applicable the following terms of and information relating to the Debt Securities offered thereby: (i) the designation, classification as Senior Securities or Subordinated Securities and aggregate principal amount of the Debt Securities; (ii) the percentage of the principal amount at which such

Debt Securities will be issued; (iii) the date or dates on which principal of, and premium, if any, on the Debt Securities is payable; (iv) the rate per annum at which the Debt Securities shall bear interest, if any, or the method by which such rate shall be determined; (v) the dates from which interest, if any, will accrue and on which interest will be payable and the related record dates or the method by which such dates may be determined; (vi) any redemption, repayment or sinking fund provisions; (vii) if the Debt Securities will be represented in whole or in part by one or more global notes registered in the name of the depository or its nominee; (viii) if the amount of payments of principal of or premium, if any, or interest, if any, on the Debt Securities may be determined with reference to an index, the manner in which such amount shall be determined; and (ix) any other specific terms of the Debt Securities. (Section 2.3).

       The Debt Securities will be issued only in fully registered form without coupons and, unless otherwise specified in the accompanying Prospectus Supplement, in denominations of $1,000 and any multiple thereof.

       Unless otherwise specified in the accompanying Prospectus Supplement, principal and premium, if any, will be payable, and the Debt Securities will be transferable and exchangeable without any service charge, at the office of the applicable Trustee. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any such transfer or exchange. (Section 3.2).

       Interest on any series of Debt Securities is to be payable on the interest payment dates set forth in the accompanying Prospectus Supplement to the persons in whose names the Debt Securities are registered at the close of business on the related record date and, unless other arrangements are made, will be paid by checks mailed to such persons. (Sections 2.7 and 3.1).

       If the Debt Securities are being issued as original issue discount securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below the stated principal amount, the federal income tax consequences and other special considerations applicable to such original issue discount securities will be as described in the Prospectus Supplement.

PROVISIONS APPLICABLE SOLELY TO SENIOR SECURITIES

       LIMITATIONS ON LIENS. The Senior Indenture provides that, so long as any Senior Securities remain outstanding, the Company will not, and will not permit any Subsidiary (as defined below), to issue, assume or guarantee any Indebtedness (as defined below) which is secured by a mortgage, pledge, security interest, lien or encumbrance (each a "lien") upon any assets, whether now owned or hereafter acquired, of the Company or any such Subsidiary without effectively providing that the Senior Securities (together with, if the Company shall so determine, any other Indebtedness of the Company ranking equally with the Senior Securities) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at the Company's option prior to) such secured Indebtedness, except that the foregoing restriction shall not apply to: (a) liens on assets of any corporation existing at the same time such corporation becomes a Subsidiary;
(b) liens on assets existing at the time of acquisition thereof, or to secure the payment of the purchase price of such assets, or to secure indebtedness incurred, assumed or guaranteed by the Company or a Subsidiary for the purpose of financing the purchase price of such assets or improvements or construction thereon, which indebtedness is incurred, assumed or guaranteed prior to, at the time of, or within 360 days after such acquisition (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later); (c) liens securing indebtedness owing by any Subsidiary to the Company or wholly owned Subsidiary; (d) liens on any assets of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company or a Subsidiary; (e) liens on any assets of the Company or a Subsidiary in favor of the United States of America or any State thereof, or in favor of any other country, or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such liens (including but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financing);
(f) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (a) to (e), inclusive; (g) certain statutory liens or other similar liens arising in the ordinary course of business of the Company or a Subsidiary, or certain liens arising out of governmental contracts; (h) certain pledges, deposits or liens made or arising under worker's compensation or similar legislation or in certain other circumstances; (i) certain liens in connection with legal proceedings, including certain liens arising out of judgments or awards; (j) liens for certain taxes or assessments, landlord's liens and liens and charges incidental to the conduct of the business, or the ownership of the assets of the Company or of a Subsidiary, which were not incurred in connection with the borrowing of money and which do not in the opinion of the Company, materially impair the use of such assets in the operation of the business of the Company or such Subsidiary or the value of such assets for the purposes thereof; or (k) liens not permitted by the foregoing clauses (a) to (j), inclusive, if at the time of and after giving effect to, the creation or assumption of such lien, the aggregate amount of all Indebtedness of the Company and its Subsidiaries secured by all liens not so permitted by the foregoing clauses (a) through (j), inclusive, together with the Attributable Debt (as defined below) in respect of Sale and Lease-Back Transactions permitted by paragraph (a) under "Limitation on Sale and Lease-Back Transactions" below does not exceed 10% of Consolidated Net Tangible Assets (as defined below). (Section 3.9 of the Senior Indenture).

       LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS. The Senior Indenture provides that the Company will not, and will not permit any Subsidiary to, enter into any arrangement with any person providing for the leasing by the Company or a Subsidiary of any property or assets, other than any such arrangement involving a lease for a term, including renewal rights, for not more than three years, whereby such property or asset has been or is to be sold or transferred by the Company or a Subsidiary to such person (a "Sale and Lease-Back Transaction") unless (a) the Company or such Subsidiary would, at the time of entering into a Sale and Lease-Back Transaction, be entitled to incur Indebtedness secured by a lien on the property or assets to be leased in an amount at least equal to the Attributable Debt in respect of such transaction without equally and ratably securing the Senior Securities pursuant to the provisions described under "Limitations on Liens" above or (b) the proceeds of the sale of the property or assets to be leased are at least equal to their fair market value and an amount equal to the proceeds are applied, within 90 days of the effective date of such transaction, to the purchase or acquisition (or, in the case of real property, the construction) of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or redemption provision) of Senior Securities or of Funded Indebtedness (as defined below) of the Company or a consolidated Subsidiary ranking on a parity with or senior to the Senior Securities. (Section 3.10 of the Senior Indenture).

       DEFINITIONS. "Attributable Debt" means in connection with a sale and lease-back transaction the aggregate of present values (discounted at a rate per annum equal to the average interest borne by all outstanding Senior Securities determined on a weighted average basis and compounded semi-annually) of the obligations of the Company or any Subsidiary for rental payments during the remaining term of the applicable lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

       "Consolidated Net Tangible Assets" means, at any date, the total assets appearing on the most recently prepared consolidated balance sheet of the Company and the Subsidiaries as of the end of a fiscal quarter of the Company, prepared in accordance with generally accepted accounting principles, less all current liabilities as shown on such balance sheet and intangible assets (as defined below).

       "Funded Indebtedness" means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendable at the option of the obligor to a date later than one year from the date of the determination thereof.

       "Indebtedness" means (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles and (vi) all Indebtedness of others guaranteed by the Company or any of its subsidiaries or for which the Company or any of its subsidiaries is otherwise responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

       "Intangible assets" means the value (net of any applicable reserves) as shown on or reflected in such balance sheet of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational costs; and (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); but in no event shall the term "intangible assets" include product development costs.

       "Subsidiary" means any corporation of which at least a majority of the outstanding securities having voting power under ordinary circumstances for the election of the board of directors of said corporation shall at the time directly or indirectly be owned or controlled by the Company or by the Company and one or more Subsidiaries or by one or more Subsidiaries. (Section 1.1 of the Senior Indenture).

PROVISIONS APPLICABLE SOLELY TO SUBORDINATED SECURITIES

       SUBORDINATION.  The indebtedness evidenced by the Subordinated
Securities is subordinate to the prior payment in full of all Senior Indebtedness (as defined). During the continuance beyond any applicable grace period of any default in the payment of any Senior Indebtedness, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) will be made or agreed to be made for principal, premium, if any, or interest, if any, on the Subordinated Securities, or in respect of any redemption, retirement, purchase, other acquisition or defeasance of the Subordinated Securities. In addition, upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization, any payment or distribution, whether in cash, securities or other property, made on account of the principal of or interest, if any, on the Subordinated Securities is to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness. By reason of such subordination, in the event of the Company's bankruptcy, dissolution or reorganization, holders of Senior Indebtedness may receive more, ratably, and holders of the Subordinated Securities may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default under the Subordinated Indenture. (Sections 12.1, 12.2 and
12.3 of the Subordinated Indenture).

       The subordination of any series of Subordinated Securities is expressly made subject to the provisions of the Subordinated Indenture described under "Discharge, Defeasance and Covenant Defeasance" below and, upon the effectiveness of any such discharge, defeasance or covenant defeasance for a series of Subordinated Securities, the series shall cease to be subordinated. (Section 12.8 of the Subordinated Indenture).

       The term "Senior Indebtedness" means the principal of, premium, if any, and interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the Subordinated Indenture or thereafter incurred or created:

                 (a) all indebtedness of the Company for money borrowed (including any indebtedness secured by a mortgage, conditional sales contract or other lien which is (i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (ii) existing on property at the time of acquisition thereof);

                 (b) all indebtedness of the Company evidenced by notes, debentures, bonds or other securities (including the Senior Securities);

                 (c) all lease obligations of the Company which are capitalized on the books of the Company in accordance with generally accepted accounting principles;

                 (d) all indebtedness of others of the kinds described in any of the preceding clauses (a) or (b) and all lease obligations of others of the kind described in the preceding clause (c) assumed by or guaranteed in any manner by the Company or in effect guaranteed by the Company through an agreement to purchase, contingent or otherwise; and

                 (e) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (a), (b) or (d) and all renewals or extensions of leases of the kinds described in any of the preceding clauses (c) or (d);

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, lease, renewal, extension or refunding is subordinate to any other indebtedness of the Company or is not superior in right of payment to, or is PARI PASSU with, the Subordinated Securities. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) any indebtedness or lease obligation of any kind of the Company to any subsidiary of the Company, a majority of the voting stock of which is owned by the Company, or (ii) indebtedness for trade payables or constituting the deferred purchase price of assets or services incurred in the ordinary course of business. (Section 1.1 of the Subordinated Indenture).

       As of March 31, 1994, the Company had approximately $296,273,465 million of consolidated indebtedness outstanding (excluding accrued interest thereon) which would have constituted either Senior Indebtedness or indebtedness of subsidiaries of the Company. Except as described under "Provisions Applicable Solely to Senior Securities," the Indentures do not limit other indebtedness or securities which may be incurred or issued by the Company or any of its subsidiaries or contain financial or similar restrictions on the Company or any of its subsidiaries.


MERGER, CONSOLIDATION, SALE, LEASE OR CONVEYANCE

       Each Indenture provides that the Company will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of its assets to any person, unless the Company shall be the continuing corporation, or the successor corporation or person that acquires all or substantially all of the assets of the Company shall be a corporation organized under the laws of the United States or a State thereof or the District of Columbia and shall expressly assume all obligations of the Company under the applicable Indenture and the Debt Securities issued thereunder, and immediately after such merger, consolidation, sale, lease or conveyance, the Company, such person or such successor corporation shall not be in default in the performance of the covenants and conditions of such Indenture to be performed or observed by the Company. (Section 8.1).

EVENTS OF DEFAULT

       An Event of Default with respect to Debt Securities of any series is defined in each Indenture as being: (i) default for 30 days in payment of any interest upon any Debt Securities of such series; (ii) default in any payment of principal or premium, if any, upon any Debt Securities of such series; (iii) default by the Company in performance of any other of the covenants or agreements in respect of the Debt Securities of such series or the applicable Indenture which shall not have been remedied for a period of 60 days after written notice specifying that such notice is a "Notice of Default" under such Indenture; (iv) certain events involving bankruptcy, insolvency or reorganization of the Company; or (v) any other Event of Default established for the Debt Securities of such series set forth in the Prospectus Supplement.

(Section 4.1). Each Indenture provides that the applicable Trustee may withhold notice to the holders of any series of the Debt Securities of any default (except in payment of principal of, or interest on, such series of Debt Securities) if such Trustee considers it in the interest of the holders of such series of Debt Securities to do so. (Section 4.11).

       Each Indenture provides that (a) if an Event of Default due to the default in payment of principal of, premium, if any, or interest on, any series of Debt Securities issued under the applicable Indenture or due to the default in the performance or breach of any other covenant or agreement of the Company applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities issued under such Indenture shall have occurred and be continuing, either the applicable Trustee or the holders of not less than 25% in principal amount of the Debt Securities of each affected series issued under such Indenture and then outstanding (each such series voting as a separate class) may declare the principal of all Debt Securities of such affected series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in such Indenture applicable to all outstanding Debt Securities issued thereunder and then outstanding or due to certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the applicable Trustee or the holders of not less than 25% in principal amount of all Debt Securities issued under such Indenture and then outstanding (treated as one class) may declare the principal on all such Debt Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on such Debt Securities) by the holders of a majority in principal amount of the Debt Securities of all such affected series then outstanding under such Indenture (each such series voting as a separate class). (Sections 4.1 and 4.10).

       The holders of a majority in principal amount of the Debt Securities of each series then outstanding and affected (with each series voting as a separate class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Debt Securities of such series under the applicable Indenture, subject to certain limitations specified in such Indenture, provided that the holders of such Debt Securities shall have offered to such Trustee reasonable indemnity against expenses and liabilities. (Sections 4.9 and 5.2(d)).

       Each Indenture provides that no holder of Debt Securities of any series may institute any action against the Company under the applicable Indenture (except actions for payment of overdue principal, premium or interest) unless such holder previously shall have given to the applicable Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of each affected series (with each series voting as a separate class) issued under such Indenture and then outstanding shall have requested such Trustee to institute such action and shall have offered such Trustee reasonable indemnity, and such Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of each affected series (with each series voting as a separate class) issued under such Indenture and then outstanding. (Sections 4.6 and 4.7).

       Each Indenture requires the annual filing by the Company with the applicable Trustee of a written statement as to compliance with all conditions and covenants contained in the applicable Indenture. (Section 3.5).

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

       The Company can discharge or defease its obligations under the Indentures as set forth below.

       Under terms satisfactory to the applicable Trustee, the Company may discharge certain obligations to holders of any series of Debt Securities issued under the applicable Indenture which have not already been delivered to such Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with such Trustee cash or U.S. Government Obligations (as defined in such Indenture) as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and interest on such Debt Securities. (Section 9.1).

       In case of any series of Debt Securities the exact amounts of principal of and interest due on such series can be determined at the time of making the deposit referred to below, the Company at its option at any time may also (i) discharge any and all of its obligations to holders of such series of Debt Securities issued under the applicable Indenture ("defeasance"), but may not thereby avoid its duty to register the transfer or exchange of such series of Debt Securities, to replace any temporary, mutilated, destroyed, lost, or stolen Debt Securities of such series or to maintain an office or agency in respect of such series of Debt Securities or (ii) be released, with respect to any outstanding series of Senior Securities issued under the Senior Indenture, from the obligations imposed by the covenants described under the caption "Provisions Applicable Solely to Senior Securities" above and, with respect to any outstanding series of Debt Securities issued under either Indenture, from the obligations imposed by the covenant under the caption "Merger, Consolidation, Sale, Lease, or Conveyance" above and omit to comply with such covenants without creating an Event of Default ("covenant defeasance"), in each case on the 121st day after the conditions set forth below have been satisfied. Defeasance or covenant defeasance may be effected only if, among other things: (i) the Company irrevocably deposits with the applicable Trustee cash and/or U.S. Government Obligations, as trust funds in an amount certified by a nationally recognized firm of independent public accountants to be sufficient to pay each installment of principal of and interest on all outstanding Debt Securities of such series issued under the applicable Indenture on the dates such installments of principal and interest are due; and (ii) the Company delivers to such Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (in the case of defeasance, such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Indenture). (Sections 9.2, 9.3, 9.4 and 9.5).

MODIFICATION OF THE INDENTURES

       Each Indenture contains provisions permitting the Company and the applicable Trustee, with the consent of the holders of not less than 66 2/3% in principal amount of the Debt Securities at the time outstanding of all series affected (voting as one class) under the applicable Indenture, to modify such Indenture or any supplemental indenture or the rights of the holders of the Debt Securities except that no such modification shall (i) extend the final maturity of any of the Debt Securities or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or impair or affect the right of any holder of the Debt Securities to institute suit for the payment thereof or, with respect to the Subordinated Indenture, modify the provisions with respect to the subordination of the Subordinated Securities in a manner adverse to the holders of the Subordinated Securities in any material respect, without the consent of the holder of each of the Debt Securities so affected or (ii) reduce the aforesaid percentage in principal amount of Debt Securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all Debt Securities then outstanding under such Indenture. (Section 7.2).

CONCERNING THE TRUSTEES

       The Senior Trustee and the Subordinated Trustee act as depositories for funds of, may make loans to, or perform other services for, the Company and its subsidiaries in the normal course of business.


                              PLAN OF DISTRIBUTION

       The Company may sell the Debt Securities being offered hereby in four ways: (i) directly to purchasers; (ii) through agents; (iii) through underwriters; and (iv) through dealers.

       Offers to purchase Debt Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered, will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment. The Company shall have the sole right to accept offers to purchase Debt Securities and may reject any proposed offer in whole or in part. Agents shall have the right, in their sole discretion, to reject any offer received by them to purchase the Debt Securities in whole or in part. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for the Company in the ordinary course of business.

       If an underwriter or underwriters are utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will execute an underwriting agreement with such underwriters at the time of the sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

       If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

       The place and time of delivery for the Debt Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.


                                     EXPERTS

       The consolidated financial statements and the related supplemental schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche, independent public accountants, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

       The consolidated financial statements of Burks Pumps, Inc. incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K filed with the Commission on January 12, 1994, as amended by Form 8-K-A filed with the Commission on January 26, 1994, have been audited by Price Waterhouse, independent accountants, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

       The consolidated financial statements of ELDEC Corporation as of March 28, 1993 and March 29, 1992 and for the three years ended March 28, 1993 incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K filed with the Commission on March 31, 1994, as amended by Form 8-K-A filed with the Commission on May 2, 1994, have been audited by Coopers & Lybrand, independent public accountants, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

       The consolidated financial statements of Mark Controls Corporation incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K filed with the Commission on May 12, 1994, as amended by Form 8-K-A filed with the Commission on May 12, 1994, have been audited by Arthur Andersen & Co., independent public accountants, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

       The validity of the Debt Securities offered hereby will be passed upon for the Company by Paul R. Hundt, Esq., Vice President, General Counsel and Secretary of the Company. Certain legal matters relating to the Debt Securities offered hereby will be passed upon for any underwriters by Davis Polk & Wardwell. As of May 10, 1994, Mr. Hundt held 146,430 shares of the Company's common stock directly, of which 38,250 shares are subject to forfeiture upon failure of the vesting conditions in the Company's Restricted Stock Award Plan, 3,134 shares of common stock under the Company's Savings and Investment Plan and options to purchase 96,090 shares of common stock, granted under the Company's Stock Option Plan.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


          Registration Fee . . . . . . . . . . . .            $103,449
          Printing and Engraving . . . . . . . . .              30,000
          Legal Fees . . . . . . . . . . . . . . .              10,000
          Accounting Fees. . . . . . . . . . . . .              25,000
          Blue Sky Fees. . . . . . . . . . . . . .              20,000
          Rating Agencies' Fees. . . . . . . . . .             120,000
          Trustee's Fees . . . . . . . . . . . . .               7,500
          Miscellaneous. . . . . . . . . . . . . .              29,051
                                                               -------
                    TOTAL. . . . . . . . . . . . .            $345,000

     Each of the amounts set forth above, other than the Registration Fee, is an estimate.


ITEM 15.   INDEMNIFICATION OF OFFICERS AND DIRECTORS

          Section 145 of the Delaware General Corporation Act permits the Company to indemnify officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings "if [as to any officer, director or employee] he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal act or proceeding, had no reasonable cause to believe his conduct was unlawful," provided that with respect to actions by, or in the right of the corporation against, such individuals, indemnification is not permitted as to any matter as to which such person "shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper." Individuals who are successful in the defense of such action are entitled to indemnification against expenses reasonably incurred in connection therewith.

          The By-Laws of the Company require the Company to indemnify directors and officers against liabilities which they may incur under the circumstances set forth in the preceding paragraph.

          The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

          On April 27, 1987, shareholders of Crane, at the Annual Meeting of the Company, approved an amendment to the Certificate of Incorporation limiting directors' liability to the full extent permitted under Delaware law and also
approved indemnification agreements for directors and key officers.   Disclosure
with respect to the amendment to the Certificate of Incorporation and the text of the indemnity agreements was contained in the Company's Proxy Statement issued in connection with its April 27, 1987 Annual Meeting, which is hereby incorporated by reference herein. The amendment became effective upon its filing with the State of Delaware on May 7, 1987 and the indemnity agreements become effective upon their execution.

          The proposed forms of Underwriting Agreement and Distribution Agreement filed as Exhibits 1.1 and 1.2, respectively, to this Registration Statement provide for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.


ITEM 16.   EXHIBITS

          The following exhibits are filed as a part of this Registration
Statement:


  Exhibit
  Number                              Description
  ------                              -----------

1.1            Form of Underwriting Agreement
1.2            Form of Distribution Agreement
4.1            Senior Indenture dated as of April 1, 1991 between
                 Crane and The Bank of New York, as Trustee, including the forms of Debt Securities (incorporated by reference to
                 Exhibit 4 to the Registration Statement on Form S-3 of Crane (No. 33-39658))
4.2            Form of Subordinated Indenture between Crane and
                 The First National Bank of Chicago, as Trustee
5              Opinion of Paul R. Hundt
12             Computation of Ratios of Earnings to Fixed Charges
23.1           Consent of Deloitte & Touche
23.2           Consent of Paul R. Hundt (included in Exhibit 5)
23.3           Consent of Price Waterhouse
23.4           Consent of Coopers & Lybrand
23.5           Consent of Arthur Andersen & Co.
25.1           Form T-1 Statement of Eligibility and Qualification
                 Under the Trust Indenture Act of 1939 of The Bank of New York (incorporated by reference to Exhibit 26 to the Registration Statement on Form S-3 of Crane (No. 33-39658))
25.2           Form T-1 Statement of Eligibility and Qualification
                 Under the Trust Indenture Act of 1939 of The First National Bank of Chicago

ITEM 17.   UNDERTAKINGS

          The undersigned registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification (other than by policies of insurance) is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 19th day of May, 1994.

                                    CRANE CO.




                                    By  /s/ R. S. Evans
                                            R.S. Evans
                                            Chairman of the Board


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul R. Hundt and Thomas J. Ungerland, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

 /s/  R.S. Evans                       Chairman of the Board,    May 17, 1994
      R.S. EVANS                        Principal Executive
                                        Officer and Director




 /s/  D.S. Smith                           Vice President        May 17, 1994
      D.S. SMITH                        Principal Financial
                                              Officer

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

 /s/  M.L. Raithel                           Controller          May 17, 1994
      M.L. RAITHEL                         and Principal
                                         Accounting Officer


 /s/  Mone Anathan, III                       Director           May 16, 1994
      MONE ANATHAN, III


 /s/  E. Thayer Bigelow, Jr.                  Director           May 17, 1994
      E. THAYER BIGELOW, JR.


 /s/  Richard S. Fort                         Director           May 17, 1994
      RICHARD S. FORT


 /s/  Dorsey R. Gardner                       Director           May 16, 1994
      DORSEY R. GARDNER


 /s/  Dwight C. Minton                        Director           May 17, 1994
      DWIGHT C. MINTON


 /s/  C.J. Queenan, Jr.                       Director           May 17, 1994
      C.J. QUEENAN, JR.


 /s/  A.A. Seeligson, Jr.                     Director           May 17, 1994
      A.A. SEELIGSON, JR.


 /s/  Boris Yavitz                            Director           May 17, 1994
      BORIS YAVITZ

                                  EXHIBIT INDEX

  Exhibit                                                        Sequentially
  Number                       Description                       Numbered Page
  ------                       -----------                       -------------

 1.1      Form of Underwriting Agreement
 1.2      Form of Distribution Agreement
 4.1      Senior Indenture dated as of April 1, 1991 between
            Crane and The Bank of New York, as Trustee,
            including the forms of Debt Securities
            (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-3 of Crane (No. 33-39658))
 4.2      Form of Subordinated Indenture between Crane
            and The First National Bank of Chicago, as
            Trustee
 5        Opinion of Paul R. Hundt
 12       Computation of Ratios of Earnings to Fixed Charges
 23.1     Consent of Deloitte & Touche
 23.2     Consent of Paul R. Hundt (included in Exhibit 5)
 23.3     Consent of Price Waterhouse
 23.4     Consent of Coopers & Lybrand
 23.5     Consent of Arthur Andersen & Co.
 25.1     Form T-1 Statement of Eligibility and Qualification
            Under the Trust Indenture Act of 1939 of The Bank of New York (incorporated by reference to Exhibit 26 to the Registration Statement on Form S-3 of Crane (No. 33-39658))
 25.2     Form T-1 Statement of Eligibility and Qualification
            Under the Trust Indenture Act of 1939 of The
            First National Bank of Chicago